Exhibit 99.1

Cell Source Appoints Dr. Dennis Brown as Chairman of its Board of Directors

New York, NY, August 19th, 2015 -- Cell Source, Inc. (OTCQB: CLCS) a biotechnology company focused on developing cell therapy treatments based on immunotherapy and regenerative medicine, announced today that Dr. Dennis Brown, currently a Director of Cell Source, has been appointed Chairman of the Board of Directors.

Itamar Shimrat, CEO of Cell Source stated “Dr. Brown’s proven track record of developing and commercializing pharmaceutical products and his past experience as an inventor, executive and chairman of biopharmaceutical companies positions him well to lead Cell Source as it makes significant strides towards commercializing its technology.   Dr. Brown, who joined our Board last year, has become both a thought leader and active advocate in the exploration of potential near-term commercialization and joint venture collaboration opportunities.”

Dr. Brown, stated “As an early investor in Cell Source before it became a public company and subsequently as a Board member I have seen first-hand the positive steps the company has taken over the past year to finalize its clinical protocols and bolster its Scientific Advisory Board. I am proud to have been named Chairman and am excited about helping to lead the company further towards the clinical validation and commercialization of its compelling product candidates and joint venture collaboration opportunities.”  Dr. Brown, an inventor with 34 U.S. patents and patent applications, is a founder, Chief Scientific Officer and Director of Del Mar Pharmaceuticals. He has over thirty years of drug discovery and development experience and has previously served as Chairman of Mountain View Pharmaceuticals’ Board of Directors.

Dr. Brown also founded ChemGenex Therapeutics, which merged with a publicly traded Australian company in 2004 to become ChemGenex Pharmaceuticals (ASX: CXS/NASDAQ: CXSP), of which he served as President and a Director until 2009. ChemGenex was then acquired by US biopharmaceutical company Cephalon, which itself was then acquired by Teva Pharmaceutical Industries in 2011. Dr. Brown was co-founder of Matrix Pharmaceutical, Inc. and has served as both Assistant Professor at Harvard University Medical School and Research Associate at Stanford University Medical School. He holds a B.A. in Biology and Chemistry, M.S. in Cell Biology and Ph.D. in Radiation and Cancer Biology, all from New York University.

About Cell Source, Inc.

Cell Source, Inc. (OTCQB: CLCS) a biotechnology company focused on developing cell therapy treatments based on immunotherapy and regenerative medicine.

For more information go to www.cell-source.com

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of Cell Source, Inc. could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations, inability to hire and retain qualified personnel, and changes in the general economic climate, as well as the risk factors disclosed in Cell Source, Inc.’s Form 10-K filed on March 13, 2015. Cell Source, Inc. may, in some cases, use terms such as "anticipates," "continue," "estimates," "predicts," "believes," "potential," "proposed," "expects," "plans," "intends," "may," "could," "should," "might," "will," or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by Cell Source, Inc. or any other person, that such forward-looking statements will be achieved.  Cell Source, Inc. undertakes no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity.

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